Exhibit 99.1

PRESS RELEASE

For Immediate Release

Company Contact:	Investor Relations Contact:
Jagged Peak, Inc.	Jagged Peak, Inc.
Paul Demirdjian	Andrew J. Norstrud
727.499.1717	727.499.1717

JAGGED PEAK ESTABLISHES ALLIANCE WITH TOP-LEVEL DATABASE MARKETING FIRM.

CLEARWATER, Fla. – APRIL 10, 2007 — Jagged Peak, Inc. (OTC Bulletin Board: JGPK), a global provider of Enterprise Demand Management solutions, e-Fulfillment, and CRM Execution, proudly announces its recently formed alliance with an industry leader in database marketing.

In this solid partnership, Jagged Peak will work closely with SIGMA Marketing Group of Rochester, N.Y., to provide clients with a fully integrated technological and analytical solution to managing and effectively utilizing customer data.

Paul Demirdjian, Chief Executive Officer of Jagged Peak, explains, “Our commitment to providing clients complete Web-based solutions extends to helping them fully capitalize on data captured at significant customer touchpoints. SIGMA’S marketing team is extremely adept at analyzing and using data to formulate highly refined and successful marketing strategies.”

“Together, we will help our clients cultivate a deeper understanding of their customer’s activities and profiles so that they may leverage this information in planning and executing effective and intelligent marketing campaigns,” Demirdjian concludes.

The alliance closes the loop for customers who need EDGE-level Enterprise application and infrastructure to corral and automate information, as well as insightful expert guidance into what the data means and how best it is used.

EDGE (Enterprise Dynamic Global Engine) is Jagged Peak’s flagship application that allows the client to capture and interact with business-to-business, business-to-internal and business-to-customer transactions in self-service, on-demand, and real-time environments such as e-commerce, customer service portals, and order management services.

Financial services, consumer goods and distribution, as well as travel and tourism, benefit on multiple levels by such an integrated approach to their customer interactions.

SIGMA Marketing Group serves Fortune 500 companies, including Chase, Xerox, and Eastman Kodak, by providing strategic and analytical solutions to maximizing customer relationships.

Jim Byrnes, President/CEO with SIGMA Marketing Group, says, “There has always been a close relationship between database marketing and fulfillment operations. Jagged Peak’s sophisticated powerful technology is flexible and adaptable to just about any business environment, making it the perfect fit for our varied client base.”

About SIGMA Marketing Group

Established in 1985 as a database marketing consulting firm, SIGMA Marketing Group has evolved into an integrated full-service database marketing company with a national client base of Fortune 100 companies. The Rochester, N.Y.-based company assists its clients in creating more profitable customer relationships and identifying high-potential prospects through its knowledge management expertise, strategically designed one-to-one communication programs, and sales optimization techniques. For more information, visit www.sigmamarketing.com.

About Jagged Peak, Inc.

Jagged Peak, Inc. (OTC Bulletin Board: JGPK), is a global provider of Enterprise demand management, CRM execution and e-Fulfillment solutions and services. The company’s flagship product, EDGE (Enterprise Dynamic Global Engine), is a completely Web-based software application that enables companies to control and coordinate distributed orders, inventory, and fulfillment across multiple customers, suppliers, employees, and partners in real time. Founded in 2000, Jagged Peak serves a growing list of global clients in multiple industry segments, including financial services, insurance, pharmaceutical, travel and tourism, automotive, manufacturing, and consumer goods. Deloitte and Touche’s Fast 50/Fast 500 program has recognized Jagged Peak as one of America’s fastest-growing technology companies for four consecutive years (2001-2004). For more information, visit www.jaggedpeak.com.

Forward-Looking Statements

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties. Factors that could cause actual results to differ materially from those predicted in any such forward-looking statement include our ability to continue to lower our costs, our timely development and customers’ acceptance of our transportation products, including acceptance by key customers, pricing pressures, rapid technological changes in the industry, growth of the transportation and third-party logistics market, increased competition, our ability to attract and retain qualified personnel, our ability to identify and successfully consummate future acquisitions, adverse changes in customer order patterns, adverse changes in general economic conditions in the United States and internationally, risks associated with foreign operations, and political and economic uncertainties associated with current world events. These and other risks are detailed from time to time in the Jagged Peak, Inc., periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its report on Form 10-KSB for its fiscal year ended December 29, 2006.